Exhibit 10.3

OPTION EXTENSION AGREEMENT

THIS OPTION EXTENSION AGREEMENT (the “Agreement”) dated as of February 20, 2009, is between Career Education Corporation, a Delaware corporation (the “Company”), and Gregory L. Jackson, a non-employee director of the Company (the “Participant”). Capitalized terms used but not defined herein shall have meaning given to such terms in the Career Education Corporation 2008 Incentive Compensation Plan (the “Plan”).

WHEREAS, the Participant holds Options issued under the Plan; and

WHEREAS, the Company and the Participant desire to amend all Options held by the Participant under the Plan to provide that, to the extent vested, such Options shall remain outstanding and exercisable following the Participant’s Termination of Service until the earlier of (a) the third anniversary of such Termination of Service, and (b) the end of the Term; in either case, that if the Committee determines that Cause exists at the time of such Termination of Service, then no such extension shall occur.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Post-Termination Option Exercise Extension. Effective as of the date hereof, notwithstanding anything in the Plan or any Award Agreement to the contrary, following the Participant’s Termination of Service for any reason other than Cause, any Option which is vested at the time of such Termination of Service shall remain exercisable (in accordance with the requirements of the Plan), until the earlier of (a) the third anniversary of such Termination of Service, and (b) the end of the Term. This Section 1 shall amend any term to the contrary contained in the Plan and any Award Agreement of the Participant under the Plan outstanding on the date hereof. To the extent the Committee determines that Cause exists at the time of such Termination of Service, the terms of the Plan and the applicable Award Agreements of the Participant shall be effectuated without regard to the amendment made by this Section 1.

2. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois (other than its laws respecting choice of law).

3. Entire Agreement. This Agreement constitutes the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this matter.

4. Amendment. Any amendment to this Agreement shall be in writing and signed by the Company and the Participant.

5. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

6. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

7. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed on the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant’s or the Representative’s heirs, legal representatives and successors.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his or her hand, all as of the day and year first above written.

CAREER EDUCATION CORPORATION

By:
Gary E. McCullough
President and Chief Executive Officer

PARTICIPANT:

By:
Gregory L. Jackson

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